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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  July 29, 1999


                             Gilead Sciences, Inc.
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             (Exact Name of Registrant as specified in its Charter)



            Delaware                    000-19731                94-3047598
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  (State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
         of corporation)                                     Identification No.)



333 Lakeside Drive
Foster City, California                                     94404
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(Address of Principal                                     (Zip Code)
  Executive Offices)


Registrant's telephone number, including area code:       (650) 574-3000
                                                    ----------------------------

                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

     On July 29, 1999, Gilead Sciences, Inc. ("Gilead") acquired all of the outstanding stock of NeXstar Pharmaceuticals, Inc., a Delaware corporation (the "Company" or "NeXstar"), pursuant to an Agreement and Plan of Merger, dated as of February 28, 1999 (the "Merger Agreement"), among Gilead, the Company, and a merger subsidiary wholly owned by Gilead. Pursuant to the Merger Agreement, the Company was merged with the wholly owned subsidiary of Gilead, with the Company as the surviving corporation (the "Merger"). As a result of the Merger, the Company became a wholly owned subsidiary of Gilead. The Merger is intended to qualify as a tax-free reorganization and to be accounted for as a "pooling of interests." Attached hereto as Exhibit 99.1 are audited supplemental consolidated balance sheets of Gilead as of December 31, 1998 and 1997, the supplemental consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998, and the related supplemental financial statement schedule, representing Gilead's and NeXstar's combined operations for these periods.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Business acquired:  None
         (b)  Pro Forma Financial Information:  None
         (c)  Exhibits:  See Exhibit Index.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.





Date: September 15, 1999      By:  /s/ Mark L. Perry
                                  -------------------------------------
                                  Mark L. Perry
                                  Senior Vice President, Chief Financial Officer & General Counsel


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                                  EXHIBIT INDEX

EXHIBIT NO.                DOCUMENT
23.1                       Consent of Ernst & Young LLP, independent auditors
99.1                       Audited supplemental financial statements and
                           supplemental financial statement schedule